Exhibit 99.2

Two Rivers Water & Farming Company Welcomes New Members to the Board of Directors

DENVER, Colorado, April 27, 2020 (GLOBE NEWSWIRE) — Two Rivers Water & Farming Company (“Two Rivers” or the “Company”) (OTCQB: TURV), a strategic company that acquires, manages and develops the infrastructure of various agricultural industries including land and water rights, is pleased to welcome Oscar Tapia Pereira and Ramon Chimelis to their Board of Directors. These board members will serve until the next annual meeting of Two Rivers’ shareholders.

“Two Rivers has opportunities for growth right now, and we need Directors who understand various aspects of the Company’s needs,” stated Greg Harrington, CEO of Two Rivers. “Oscar and Ramon are the right people to join our Board and their professional background offers tremendous value to our team.”

Mr. Oscar Tapia Pereira

Mr. Pereira, 40, is an Attorney at Law with more than eighteen (18) years of practice, with emphasis in matters related with Securities Law, Regulation and Commercial and Corporate Law. Additionally, Mr. Pereira has ten (10) years of experience as Financial Analyst, Financial Principal and Compliance Officer, currently acting as Principal Executive in BVAI a Registered Investment Advisor in the Republic of Panama.

In his experience as a lawyer he served as Chief of the Legal Department of the National Public Services Authority in the Republic of Panama, and supported multinationals as legal consultant. Mr. Pereira is fluent in English and Portuguese, and works as consultant and investment advisor in over 15 countries in Europe, USA, South America. Currently he is advisor to the Board of Directors of Kraftpal Technologies in Europe.

Mr. Pereira has a Master Degree in Procedural Law with the University of Panama, Specialization on Telecommunications Regulation with the University of Brasilia - (UnB.), Brazil; Specialization in Corporate and Business Law with the University of San Francisco (USF), USA; and, ISO - Internal Quality Systems Auditor with Société Générale de Surveillance – (SGS) – Switzerland.

Mr. Ramon Chimelis

Mr. Chimelis, 54, founded and serves as Principal Executive Officer and Principal Financial Officer at Big Sky Industries II, III, VI, V and VI Inc. and has been their President, Secretary and Treasurer since January 2000. Mr. Chimelis served as the Chief Executive Officer, President, Treasurer and Secretary of 3 Coffee Exchange, Inc. from January 2000 to November 20, 2007.

From 1999 to January 2000, Mr. Chimelis was engaged in day trading through Gunslinger Group, Inc. From 1998 to 1999, he served as a Trader at the broker dealer firm of JOQ Financial, Inc., and from 1995 to 1998, he served as a Stock Broker at Collner Higgins and Higgins and Anderson. Since 2003, Mr. Chimelis continues to day trade as self-employed.

From January 2000 to June 2003, Mr. Chimelis served as an Officer of Design Pallets, Inc. He has been Director at Big Sky Industries II, III, IV and V Inc. since January 2000. He served as Director of Coffee Exchange, Inc. From January 2000 to June 2003, he served as Director of Design Pallets, Inc.

Mr. Chimelis studied Business Finance at Brevard Community College.

Resignation of Board Members

On April 2, 2020, Mr. Thomas Williams and on April 3, 2020 Mr. James Kylstad notified us that they would be resigning as members of our Board effective April 2, 2020 and April 3, 2020, respectively. Mr. Williams and Mr. Kylstad had no disagreements with Two Rivers.

About Two Rivers

Two Rivers Water & Farming Company is a vertically integrated agricultural and water rights company with over a decade of experience focused on building a portfolio of water rights and real estate in Colorado. Two Rivers creates sustainable economic development of infrastructure for land and water delivery in our rural community and invests in agribusiness and water infrastructure assets. Our long-term focus includes capturing valuable water resources needed for farmland irrigation and community development, expanding land holdings and developing the necessary infrastructure to support growth. www.2RiversWater.com

Forward-Looking Statements

This news release contains “forward-looking statements.”. Statements that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors, including the inherent uncertainties associated with developing and acquiring land and water resources. There can be no assurance Two Rivers will be able to initiate and operate in accordance with its business plans. These forward-looking statements are made as of the date of this news release, and Two Rivers assumes any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Investor Relations:

Two Rivers Water & Farming Company

info@2riverswater.com